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EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

        We consent to the incorporation by reference in Registration Statement Nos. 333-85584, 333-46118, 333-80265, 333-03035, 33-66536, 33-35609, 33-31442 and 33-21878 of Coherent, Inc. on Form S-8 of our report dated November 4, 2002 (December 6, 2002 as to Note 17) appearing in this Annual Report on Form 10-K of Coherent, Inc. for the year ended September 30, 2002.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 13, 2002

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  EXHIBIT 23.1